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                                                                       EXHIBIT B


                          STOCK DISTRIBUTION AGREEMENT

         This Stock Distribution Agreement (the "Agreement") is made this 28th day of December, 1995, between PIERRE S. MELCHER (the "Shareholder") and AIR-CURE TECHNOLOGIES, INC., a Delaware corporation (the "Company").

                                R E C I T A L S:

         Pursuant to that certain Agreement and Plan of Merger, dated October 13, 1995 (the "Merger Agreement"), among the Company, the Shareholder and certain other parties thereto, and to which this Agreement is attached at
Exhibit 6.4, the Company is issuing to the Shareholder, as of the date of this Agreement (which is also the "Closing Date" under the Merger Agreement) 2,106,554 shares (the "Shares") of its common stock, par value $.001 per share (the "Common Stock").

         The Merger Agreement provides that the Company is required to register for resale 30% of the Shares during the first year following the date hereof, then an additional 30% of such Shares during the second year following the date hereof, and the balance of such shares during the third year following the date hereof. All Shares registered for resale by the Company from time to time are referred to herein as the "Registered Shares." The Company has filed an amendment to Registration Statement No. 33-92308 (the "Registration Statement") previously filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), which permits the Registered Shares to be resold by the Shareholder subject to the terms and conditions of this Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


         1. Distribution of the Shares. The parties shall comply with the following provisions with respect to any offer to sell or any sale of any of the Registered Shares by the Shareholder.

                  (a) The Company will use its best commercial efforts, subject to the Shareholder's performing his obligations under this Agreement, to keep the Registration Statement covering the resale of any Registered Shares current and effective for three (3) years after the date of this Agreement, or for such shorter period if the Shareholder sooner disposes of all of the Registered Shares. The Company shall file such amendments and supplements to the Registration Statement during this three-year period as may be necessary to keep it current and effective. The Shareholder acknowledges that there may be times when the Registration Statement is not current and effective because of the time necessary to prepare supplements and amendments to the Registration Statement and to obtain effectiveness of amendments to the Registration Statement.




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                  (b)      In the event the Shareholder intends to sell any
         Registered Shares under the Registration Statement, the Shareholder agrees to provide written notice to the Company at least two (2) business days prior to making any offers or sales of the Registered Shares, which written notice shall specify the number of Registered Shares which the Shareholder proposes to offer and sell and which shall describe any changes to the information set forth in the Registration Statement and the prospectus (the "Prospectus") included as a part thereof, as the same may have been amended and supplemented from time to time, concerning the Shareholder or the plan of distribution of the Registered Shares. The Shareholder represents and warrants that such information as so updated will be true and correct and will not omit information necessary to make the statements contained therein not misleading. Within two (2) business days after its receipt of such written notice, the Company shall (i) notify the Shareholder that no supplement or amendment is then required with respect to the Prospectus, or (ii) notify the Shareholder that such a supplement or amendment is required, in which event the Company shall prepare and file with the SEC such supplement or amendment as soon as reasonably practicable and shall endeavor to cause any such amendment to become effective. Immediately after filing a supplement with the SEC or immediately after an amendment is declared effective by the SEC, whichever is appropriate, the Company will provide copies thereof to the Shareholder, as provided in Section l(c), and the Shareholder may then commence offers and sales of Registered Shares under the Registration Statement.

                  (c) The Shareholder agrees that he will offer and sell Registered Shares only in compliance with the Securities Act and the rules and regulations promulgated thereunder. Specifically, without limiting the foregoing, the Shareholder agrees not to use any prospectus (as that term is defined under the Securities Act) for the purpose of offering or selling any of the Registered Shares to the public except for the Prospectus, as the same may be supplemented and amended from time to time. The Company will furnish to the Shareholder such numbers of copies of the Prospectus, including all supplements and amendments thereto, as the Shareholder may reasonably request in order to facilitate the offer and sale of the Registered Shares.

                  (d) The Shareholder agrees not to make any offers or sales of Registered Shares in violation of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder. Specifically, without limiting the foregoing, the Shareholder agrees as follows:

                           (i) Neither the Shareholder nor any affiliate of the Shareholder shall engage in any practice which would violate Rule l0b-6 of the Exchange Act.

                           (ii) Neither the Shareholder nor any affiliate of the Shareholder shall effect any stabilizing transactions in violation of Rule l0b-7 of the Exchange Act.




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                  (e)      The Shareholder agrees, in accordance with his
         obligations under the Securities Act and the Exchange Act and to permit the Company to comply with its obligations thereunder, to promptly notify the Company as and when any Registered Shares are sold under the Registration Statement and when the Shareholder elects to terminate all further offers and sales of Registered Shares under the Registration Statement.

         2. Notices. All notices required or permitted herein must be in writing and shall be deemed to have been duly given the first business day following the date of service if served personally or by telecopier, telex or other similar communication to the party or parties to whom notice is to be given, or on the third business day after mailing if mailed to the party or parties to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, to the party to whom notice is to be given at the address set forth below or to such other addresses as either party hereto may designate to the other by notice from time to time for this purpose.

         Shareholder:      Pierre S. Melcher
                           2828 Clinton Drive
                           Houston, Texas 77020-8402

                           With a copy to:

                           Porter & Hedges, L.L.P.
                           700 Louisiana, Suite 3500
                           Houston, Texas 77002
                           (713) 226-0647

                           ATTN: Richard (Dick) L. Wynne
                           Telecopier No. (713) 228-1331

         Air-Cure:         Air-Cure Technologies, Inc.
                           275 West Street, Suite 204
                           Annapolis, Maryland 21401

                           ATTN: Lawrence W. McAfee
                           Telecopier No. (410) 268-2450





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         With a copy to:

                           Hartzog Conger & Cason
                           1600 Bank of Oklahoma Plaza
                           201 Robert S. Kerr
                           Oklahoma City, Oklahoma 73112
                           (405) 235-7000

                           ATTN: Len Cason
                           Telecopier No. (405) 235-7329

         3. Integrated Agreement. This Agreement supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof, including the Merger Agreement, but only to the extent its provisions may be inconsistent with this Agreement.

         4. Construction. This Agreement shall be construed, enforced and governed in accordance with the laws of the State of Delaware, without regard to conflict of law principles. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter gender thereof or to the plurals of each, as the identity of the person or persons or the context may require. The descriptive headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision contained herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date above written.

         THE COMPANY:                     AIR-CURE TECHNOLOGIES, INC.


                                          By: /s/ Michael P. Lawlor
                                             -----------------------------------
                                              Michael P. Lawlor, President



         SHAREHOLDER:

                                          /s/ Pierre S. Melcher
                                          --------------------------------------
                                          Pierre S. Melcher